UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – May 14, 2008

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, CT	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms "MTM" and the "Company" refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 3.01    Notice of Failure to Satisfy a Continued Listing Rule or Standard

On May 14, 2008, the Company received a Nasdaq Staff Determination Letter indicating that its common stock had not regained compliance with the $1 minimum bid price continued listing requirement set forth in Marketplace Rule 4310(c)(4) during the 180 day period provided by Nasdaq to the Company in November 2007 in accordance with Marketplace Rule 4310(c)(8)(D).  Further, the Company is not eligible for an additional 180 day compliance period as it does not meet the Nasdaq Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c). Accordingly, the Nasdaq Staff has determined that the Company's common stock is subject to delisting from The Nasdaq Capital Market at the opening of business on May 23, 2008.  The Company is entitled to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination, and the Company has requested such a hearing. The hearing request has stayed the delisting action pending the issuance of a final decision by the Panel. There can be no assurance the Panel will grant the Company's request for continued listing.

The Company will seek an exception to the minimum bid price requirement through at least July 31, 2008 to allow time for the Company to complete the previously announced reverse stock split, and for the reverse stock split to take effect. The Company expects that the reverse stock split, once in effect, should increase the Company’s stock price above the minimum bid price, however there can be no assurance that the market price per post-split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance and general market conditions. It is expected that the reverse stock split will be consummated in June 2008.

The Company issued a press release on May 19, 2008 regarding the notice that it received from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9    Financial Statements and Exhibits

9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
By:	/s/ J.W. Braukman III
J.W. Braukman III Senior Vice President and Chief Financial Officer

May 19, 2008